SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  November 17, 1997



                          AMERICA ONLINE, INC.
               (Exact Name of Registrant as Specified in Charter)



     Delaware                         0-19836                   54-1322110
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
   of Incorporation)                                        Identification No.)




22000 AOL Way, Dulles, Virginia                                  20166
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code:         (703) 448-8700

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.


          4.1 Indenture, dated as of November 17, 1997 between America Online, Inc., as issuer, and State Street Bank and Trust Company, as trustee.

          4.2 Registration Rights Agreement, dated as of November 17, 1997 between America Online, Inc. and Goldman, Sachs & Co., BT Alex. Brown Incorporated, Lehman Brothers Inc. and Cowen & Company.

          4.3 Purchase Agreement dated November 12, 1997 between America Online, Inc. and Goldman, Sachs & Co., BT Alex. Brown Incorporated, Lehman Brothers Inc. and Cowen & Company.

Item 9.  Sale of Equity Securities Pursuant to Regulation S.

     On November 17, 1997 (the "Date of Sale"), America Online, Inc. (the "Company") completed the sale of a new issue of $350,000,000 aggregate principal amount of 4% Convertible Subordinated Notes due November 15, 2002 (the "Notes"). The Notes were sold by the Company to Goldman, Sachs & Co., BT Alex. Brown Incorporated, Lehman Brothers Inc. and Cowen & Company, as initial purchasers (collectively, the "Initial Purchasers"), in an unregistered private placement conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The discount to the Initial Purchasers was 2.50% of the $350,000,000 principal amount of the Notes purchased (or an aggregate of $8,750,000). The Company has granted the Initial Purchasers an option for 30 days after the Date of Sale to purchase up to an additional $50,000,000 aggregate principal amount of Notes solely to cover over-allotments, if any.

     The Company has been advised that the Initial Purchasers resold $317,850,000 aggregate principal amount of the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act. The Company has been advised that the Initial Purchasers resold the remaining $32,150,000 aggregate principal amount of the Notes through their respective international affiliates, as selling agents, outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

     The Notes are convertible, in whole or in part, into shares of Common Stock of the Company at any time on or after the 90th day following the last issuance of Notes upon the Initial Purchasers' exercise of their over-allotment option or, if such option is not exercised, the date on which such option expires and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $104.3875 per share (equivalent to a conversion rate of 9.5797 shares per $1,000 principal amount of Notes), subject to adjustment in certain events. Interest on the Notes is payable semiannually on May 15 and November 15 of each year, commencing on May 15, 1998. The Notes may be redeemed at the option of the Company on or after November 15, 2000, in whole or in part, at the redemption prices set forth in the Notes. The Notes are not entitled to any sinking fund, and the Notes are general unsecured obligations subordinated in right of payment to all existing and future Senior Debt (as defined in the Indenture in respect of the Notes) of the Company and effectively subordinated in right of payment to all indebtedness and other liabilities of the Company's subsidiaries. In the event of a Change in Control (as defined in the Indenture), each holder of Notes may require the Company to repurchase its Notes, in whole or in part, for cash or, at the Company's option, Common Stock of the Company (valued at 95% of the average closing prices for the five trading days immediately preceding and including the third trading day prior to the repurchase date) at a repurchase price of 100% of the principal amount of Notes to be repurchased, plus accrued interest to the repurchase date.

     Pursuant to a Registration Rights Agreement with the Initial Purchasers dated November 17, 1997 (the "Registration Rights Agreement"), the Company has agreed to file a shelf registration statement in respect of the Notes and the Common Stock issuable upon conversion thereof within 90 days of the Date of Sale and to use its best efforts to cause such shelf registration statement to be declared effective by the Securities and Exchange Commission within 180 days of the Date of Sale. Upon any failure by the Company to comply with such deadlines and certain other obligations under the Registration Rights Agreement, additional interest will be payable on the Notes.

     The foregoing is a summary of the Notes, the Indenture and the Registration Rights Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, the Registration Rights Agreement and the Purchase Agreement, copies of which are filed as Exhibits to this Report on Form 8-K, and the Notes, the form of which are included in the Indenture.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   AMERICA ONLINE, INC.



Date:  December 2, 1997            By:  /S/MILES R. GILBURNE
                                   Miles R. Gilburne
                                   Senior Vice President, Business Development

                                  EXHIBIT INDEX


Exhibit
Number    Description

4.1 Indenture, dated as of November 17, 1997 between America Online, Inc., as issuer, and State Street Bank and Trust Company, as trustee.

4.2 Registration Rights Agreement, dated as of November 17, 1997 between America Online, Inc. and Goldman, Sachs & Co., BT Alex. Brown Incorporated, Lehman Brothers Inc. and Cowen & Company.

4.3 Purchase Agreement dated November 12, 1997 between America Online, Inc. and Goldman, Sachs & Co., BT Alex. Brown Incorporated, Lehman Brothers Inc. and Cowen & Company.